UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2016

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32244	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ ⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ ⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

☐ ⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ ⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01 Other Events

As previously announced by Independence Holding Corporation (the "Company"), on June 28, 2016, the Company, Madison Investors Corporation, a wholly-owned subsidiary of the Company ("Madison"), and AMIC Holdings, Inc., a wholly-owned subsidiary of the Company ("Acquisition Co."), filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Original Schedule 13E-3") with the Securities and Exchange Commission (the "Commission") with respect to the merger (the "Merger") of American Independence Corp., a subsidiary of the Company ("AMIC"), with and into Acquisition Co., with Acquisition Co. continuing as the surviving corporation of the Merger (the "Surviving Corporation").  The Company, Madison and Acquisition Co. filed amendments to the Original Schedule 13E-3 on July 25, 2016, July 28, 2016, July 29, 2016 and August 2, 2016, which amended and restated the Original Schedule 13E-3 in its entirety.

On August 31, 2016, the Merger was consummated by filing a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.  Prior to the effective time of the Merger, the Company and Madison contributed all of the shares of common stock of AMIC owned by the Company and Madison to Acquisition Co., and Acquisition Co.’s board of directors adopted resolutions approving the Merger.  As a result of the Merger, the Company and Madison own 100% of the capital stock of the Surviving Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

(Registrant)

By:	/s/ Teresa A. Herbert	Date:	September 6, 2016
Teresa A. Herbert Senior Vice President and Chief Financial Officer